Ex-99.e.1.ii

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

February 28, 2008

Delaware Group Adviser Funds
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of each series of Delaware Group Adviser Funds, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for each Fund’s Class A and Class R shares, so that each Fund’s Rule 12b-1 (distribution) fees with respect to its Class A and Class R shares will not exceed 0.25% and 0.50%, respectively, for the period March 1, 2008 through February 28, 2009.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:

Name: Theodore K. Smith
Title: Executive Vice President
Date: February 28, 2008

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Adviser Funds

By:

Name: Patrick P. Coyne
Title: President
Date: February 28, 2008